[LOGO]                                                              Exhibit 4.41

                        Focal Communications Corporation
                       2000 Employee Stock Purchase Plan

                      Subscription and Authorization Form
                      -----------------------------------

------------------------------------------------------------------------------------------------------
SECTION 1:     Action:                             Complete Sections:
Actions        .  New Enrollment                   1, 2, 3, 5, 6 and attached Stock Purchase Agreement
               .  Payroll Deduction Change         1, 2, 3, 6
               .  Terminate Payroll Deductions     1, 2, 4, 6
               .  Beneficiary Change               1, 2, 5, 6
------------------------------------------------------------------------------------------------------

SECTION 2:           Name:  ___________________________________  SS no.:________________________
Personal Information              Last   First   MI

                     Dept/Location:  __________________________  Work phone:  __________________
______________________________________________________________________________________________________

SECTION 3:
New Enrollment or Payroll Deduction Change
Effective with the Purchase Period beginning:

_______________________________________________       Payroll Deduction Amount:  ___% each paycheck
Month/Date/Year                                       (Maximum contribution is 10% of compensation per
                                                      Purchase Period and minimum contribution is 1%;
                                                      only use whole number amounts)


NOTE:  Subject to the limitations contained in this Plan, you may increase or decrease your payroll deductions to become effective as of the start date of the next Purchase Period.
______________________________________________________________________________________________________

SECTION 4:          Effective:                                     Reason for this Action:
Terminate Payroll
Deductions          ___________________________________________    .  Termination of Employment
                           Month/Date/Year                         .  Leave of Absence
                                                                   .  Voluntary Suspension
                                                                   .  Change of Status

I elect the following action regarding my 2000 Employee Stock Purchase Plan payroll deductions accumulated to date in the current Purchase Period:

     .  Purchase Common Stock at end of the Purchase Period, or

     . Refund collected payroll deductions (only available if this election is more than 15 days before the next Purchase Date)

NOTE:  If your employment terminates or your eligibility status changes, you will immediately cease to participate in the 2000 Employee Stock Purchase Plan and your payroll deductions collected in that
Purchase Period will be treated in accordance with your above election.  If no election is made on this form, your Employee Stock Purchase Plan payroll deduction will be refunded to you automatically.

______________________________________________________________________________________________________

SECTION 5:     Beneficiary(ies):        Relationship of Beneficiary(ies):
Beneficiary
               -----------------------------------------------------------------

--------------------------------------------------------------------------------
______________________________________________________________________________________________________

SECTION 6:             _______________________________________________________________________________
Authorization          Signature of Employee                  Printed Name                      Date